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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)             June 19, 2003
                                                        ------------------------


                              LANDSTAR SYSTEM, INC.
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             (Exact name of registrant as specified in its charter)

           Delaware                        021238                06-1313069
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 (State or other jurisdiction of   (Commission File Number)    (IRS Employer
          incorporation)                                     Identification No.)



 13410 Sutton Park Drive South, Jacksonville, Florida               32224
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code            (904) 398-9400
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                                 Not Applicable
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         (Former name or former address, if changed since last report).




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Item 5.           Other Events.
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         On June 19, 2003, Landstar System, Inc. ("Landstar") increased its retained liability for individual commercial trucking claims from up to $5,000,000 per occurrence to up to $10,000,000 per occurrence. This change is effective as of June 19, 2003.

         Potential liability associated with accidents in the trucking industry is severe and occurrences are unpredictable. Landstar retains liability for individual commercial trucking claims up to $5,000,000 per occurrence prior to June 19, 2003, and, after giving effect to the increase of its retained liability described above, up to $10,000,000 per occurrence thereafter. A material increase in the frequency or severity of accidents, cargo or workers' compensation claims or the unfavorable development of existing claims could be expected to materially adversely affect Landstar's results of operations.
















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                           LANDSTAR SYSTEM, INC.



Date:     June 23, 2003

                                           /s/ Robert C. LaRose
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                                           Robert C. LaRose
                                           Vice President, Chief Financial
                                           Officer and Secretary